UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.            )

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On March 9, 2020, Aon plc, a company incorporated under the laws of England and Wales, with registered company number 07876075 (“Aon” or “Aon UK”) and Willis Towers Watson Public Limited Company (“WTW”) issued an announcement pursuant to Rule 2.5 of the Irish Takeover Panel Act 1997, Takeover Rules, 2013 (the Irish Takeover Rules”) disclosing that the boards of directors of WTW and Aon had reached agreement on the terms of a recommended acquisition of WTW by Aon (the “Combination”). As outlined in that announcement, the Combination will be implemented by means of a court-sanctioned scheme of arrangement under Chapter 1 of Part 9 of the Irish Companies Act of 2014.

In connection with the March 9, 2020 investor conference call to discuss the Combination, WTW and Aon distributed the following presentation.

Combination of Aon and Willis Towers Watson Creating a Next Generation Global Professional Services Firm March 9, 2020 John Haley Chief Executive Officer, Willis Towers Watson Greg Case Christa Davies Chief Executive Officer, Aon Chief Financial Officer, Aon

Conference Call and Webcast Details Aon will host a conference call today, March 9, 2020 at 7:30 a.m. central time. Interested parties can listen to the conference call by dialing (800) 369-3354 (within the U.S.) or (210) 234-0114 (outside of the U.S.) using access code: Aon, or via a live audio webcast at www.aon.com and www.willistowerswatson.com A replay of the conference call will be available for 30 days following the live conference call and can be accessed by dialing (866) 452-2113 (within the U.S.) or (203) 369-1217 (outside of the U.S.). The replay will also be available at www.aon.com and www.willistowerswatson.com

No Offer or Solicitation This document is for information purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the proposed business combination of Aon UK and Willis Towers Watson (the “Proposed Combination”) or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. In particular, this document is not an offer of securities for sale into the United States. No offer of securities shall be made in the United States absent registration under the US Securities Act of 1933, as amended (the “US Securities Act”), or pursuant to an exemption from, or in a transaction not subject to, such registration requirements. Any securities issued as a result of the Proposed Combination by means of a scheme of arrangement (the “Scheme”) are anticipated to be issued in reliance upon the exemption from the registration requirements of the US Securities Act pursuant to the exemption from registration set forth in Section 3(a)(10) thereof. Subject to the provisions of the business combination agreement and with the Irish Takeover Panel’s consent, the Proposed Combination will be implemented solely by means of the Scheme documentation, which will contain the full terms and conditions of the Proposed Combination, including details of how Aon Ireland and Willis Towers Watson shareholders may vote in respect of the Proposed Combination. Forward-Looking Statements This document contains certain statements that are forward-looking, as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are prospective in nature and are not based on historical facts, but rather on current expectations of management about future events. Forward-looking statements can often, but not always, be identified by the use of words such as “plans,” “expects,” “is subject to,” “budget,” “scheduled,” “estimates,” “forecasts,” “potential,” “continue,” “intends,” “anticipates,” “believes” or variations of such words, and statements that certain actions, events or results “may,” “could,” “should,” “would,” “might” or “will” be taken, occur or be achieved. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to be correct. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by the forward-looking statements. Such factors include, but are not limited to, the possibility that the Proposed Combination will not be consummated, failure to obtain necessary shareholder or regulatory approvals or to satisfy any of the other conditions to the Proposed Combination, adverse effects on the market price of Aon UK, Aon Ireland and/or Willis Towers Watson securities and on Aon UK’s, Aon Ireland’s and/or Willis Towers Watson’s operating results for any reason, including, without limitation, because of the failure to consummate the Proposed Combination, the failure to realize the expected benefits of the Proposed Combination (including anticipated revenue and growth synergies), the failure to effectively integrate the combined companies following consummation of the Proposed Combination, negative effects of an announcement of the Proposed Combination, changes in global, political, economic, business, competitive, market and regulatory forces, future exchange and interest rates, changes in tax laws, regulations, rates and policies, future business acquisitions or disposals, or any announcement relating to the consummation of or failure to consummate the Proposed Combination on the market price of Aon UK, Aon Ireland and/or Willis Towers Watson securities, significant transaction and integration costs or difficulties in connection with the Proposed Combination and/or unknown or inestimable liabilities, potential litigation associated with the Proposed Combination, the potential impact of the announcement of the Proposed Combination or consummation of the Proposed Combination on relationships, including with suppliers, customers, employees and regulators, and general economic, business and political conditions (including any epidemic, pandemic or disease outbreak) that affect the combined companies following the consummation of the Proposed Combination. The factors identified above are not exhaustive. Aon UK, Aon Ireland, Willis Towers Watson and their subsidiaries operate in a dynamic business environment in which new risks may emerge frequently. Other unknown or unpredictable factors could also cause actual results and developments to differ materially from those expressed or implied by the forward-looking statements. Forward-looking statements should therefore be construed in the light of such factors. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date made. Further information concerning Aon UK and its businesses, including economic, competitive, governmental, regulatory, technological and other factors that could materially affect Aon UK’s results of operations and financial condition (and which shall apply equally to Aon Ireland following the completion of Aon UK’s previously announced redomiciliation into Ireland pursuant to a scheme of arrangement under English law), is contained in Aon UK’s filings with the US Securities and Exchange Commission (the “SEC”). See Aon UK’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 14, 2020, and additional documents filed by Aon UK and/or Aon Ireland with the SEC for a further discussion of these and other risks and uncertainties applicable to Aon UK’s and Aon Ireland’s businesses. Further information concerning Willis Towers Watson and its businesses, including economic, competitive, governmental, regulatory, technological and other factors that could materially affect Willis Towers Watson’s results of operations and financial condition, is contained in Willis Towers Watson’s filings with the SEC. See Willis Towers Watson’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 26, 2020, and additional documents filed by Willis Towers Watson with the SEC for a further discussion of these and other risks and uncertainties applicable to Willis Towers Watson’s businesses. Any forward-looking statements in this document are based upon information available as of the date of this document which, while believed to be true when made, may ultimately prove to be incorrect. Other than in accordance with legal or regulatory obligations, Aon UK is under no obligation, and expressly disclaims any intention or obligation, to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to Aon UK, Aon Ireland and/or any person acting on behalf of either of them are expressly qualified in their entirety by the foregoing.

Participants in the Solicitation Aon UK, Aon Ireland and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from shareholders in connection with the Proposed Combination. Information regarding the persons who may, under the rules of the SEC, be deemed to be participants in the solicitation of shareholders, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in a joint proxy statement (which will contain the Scheme documentation). Additional information about Aon UK’s directors and executive officers is contained in Aon UK’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 14, 2020, and its Proxy Statement on Schedule 14A, dated and filed with the SEC on April 26, 2019. Important Additional Information Will Be Filed with the SEC Aon Ireland and Willis Towers Watson will prepare a joint proxy statement (which will contain the Scheme documentation) to be distributed to Willis Towers Watson shareholders and Aon Ireland shareholders, containing further information relating to the implementation of the Proposed Combination, the full terms and conditions of the Scheme, notices of the Aon Ireland and the Willis Towers Watson shareholders meetings, and information on the Class A ordinary shares of Aon Ireland to be issued under the Proposed Combination. The joint proxy statement will be filed with the SEC. This document, when filed, as well as Aon UK’s, Aon Ireland’s and Willis Towers Watson’s other public filings with the SEC, may be obtained without charge at the SEC’s website at www.sec.gov and, in the case of Aon UK’s and Aon Ireland’s filings, at Aon UK’s website at www.[Aon].com, and in the case of Willis Towers Watson’s filings, at Willis Towers Watson’s website at www.[Willis Towers Watson].com. BEFORE MAKING ANY VOTING DECISION, HOLDERS OF Aon UK, Aon IRELAND AND/OR Willis Towers Watson SECURITIES ARE URGED TO READ THOSE FILINGS AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED COMBINATION, INCLUDING ANY DOCUMENTS INCORPORATED BY REFERENCE THEREIN, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED COMBINATION AND THE PARTIES TO THE PROPOSED COMBINATION. Any vote in respect of resolutions to be proposed at the Willis Towers Watson shareholders meetings to approve the Proposed Combination, the Scheme or related matters, or other responses in relation to the Proposed Combination, should be made only on the basis of the information contained in the joint proxy statement (including the Scheme documentation). Similarly, any vote in respect of resolutions to be proposed at the Aon Ireland shareholders meeting to approve the issuance of Class A ordinary shares of Aon Ireland under the Proposed Combination should be made only on the basis of the information contained in the joint proxy statement (including the Scheme documentation). Statement Required by the Irish Takeover Rules The directors of Aon UK accept responsibility for the information contained in this document relating to Aon UK, the directors of Aon UK and members of their immediate families, related trusts and persons connected with them, except for the statements made by Willis Towers Watson in respect of Aon UK or Aon Ireland. To the best of the knowledge and belief of the directors of Aon UK (who have taken all reasonable care to ensure such is the case), the information contained in this document for which they accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information. Dealing Disclosure Requirements Under the provisions of Rule 8.3 of the Irish Takeover Panel Act, 1997, Takeover Rules 2013 (the “Irish Takeover Rules”), if, during an “offer period,” any person is, or becomes “interested” (directly or indirectly) in 1 per cent. or more of any class of “relevant securities” of Aon UK, Aon Ireland or Willis Towers Watson, all “dealings” in any “relevant securities” of Aon UK, Aon Ireland or Willis Towers Watson (including by means of an option in respect of, or a derivative referenced to, any such relevant securities) must be publicly disclosed by no later than 3.30pm (Eastern time) in respect of the relevant securities of Aon UK, Aon Ireland and Willis Towers Watson on the business day following the date of the relevant transaction. The requirement will continue until this offer period ends. If two or more persons co-operate on the basis of any agreement, either express or tacit, either oral or written, to acquire an interest in relevant securities of Aon UK, Aon Ireland or Willis Towers Watson, they will be deemed to be a single person for the purposes of Rule 8.3 of the Irish Takeover Rules. Under Rule 8.1 of the Irish Takeover Rules, all dealings in relevant securities of Willis Towers Watson by Aon UK or Aon Ireland, or relevant securities of Aon UK or Aon Ireland by Willis Towers Watson, or by any party acting in concert with either of them must also be disclosed by no later than 12 noon (Eastern time) in respect of the relevant securities of Aon UK, Aon Ireland and Willis Towers Watson on the business day following the date of the relevant transaction. Interests in securities arise, in summary, when a person has a long economic exposure, whether conditional or absolute, to changes in the price of securities. In particular, a person will be treated as having an interest by virtue of the ownership or control of securities, or by virtue of any option in respect of, or derivative referenced to, securities. Terms used in this paragraph should be read in light of the meanings given to those terms in the Irish Takeover Rules. If you are in any doubt as to whether or not you are required to disclose dealings under Rule 8 of the Irish Takeover Rules, consult with the Irish Takeover Panel’s website at www.irishtakeoverpanel.ie or contact the Irish Takeover Panel by telephone on +353 1 678 9020.

No Profit Forecast / Asset Valuations No statement in this document is intended to constitute a profit forecast for any period, nor should any statements be interpreted to mean that earnings or earnings per share will necessarily match or be greater or lesser than those for the relevant preceding financial periods for Aon UK or Willis Towers Watson as appropriate. No statement in this document constitutes an asset valuation. General Appendix 1 to the Rule 2.5 announcement issued jointly by Aon UK and Willis Towers Watson on March 9, 2020 (the “Rule 2.5 Announcement”) contains further details of the sources of information and bases of calculations set out in this document. This document contains certain statements as to estimated synergies arising from the Proposed Combination. There are various material assumptions underlying the synergies estimate which may result in the synergies being materially greater or less than estimated. The estimates should therefore be read in conjunction with the bases and assumptions for these synergy numbers which are set out in Appendix 1 of the Rule 2.5 Announcement. The synergies have been reported on in accordance with Rule 19.3(b) of the Irish Takeover Rules by (i) Ernst & Young and (ii) Credit Suisse. Copies of their respective reports are included in Appendix 4 and Appendix 5 to the Rule 2.5 Announcement. The synergy and earnings enhancement statements in this document should not be construed as a profit forecast or interpreted to mean that the earnings of Aon UK and/or Willis Towers Watson in 2020, or in any subsequent period, would necessarily match or be greater than or be less than those of Aon UK and/or Willis Towers Watson for the relevant financial period or any other period. The release, publication or distribution of this document in or into jurisdictions other than Ireland, the United Kingdom and the United States may be restricted by law and therefore any persons who are subject to the law of any jurisdiction other than Ireland, the United Kingdom and the United States should inform themselves about, and observe, any applicable legal or regulatory requirements. In particular, the ability of persons who are not resident in Ireland, the United Kingdom or the United States, to vote their Willis Towers Watson shares with respect to the Scheme at the Willis Towers Watson court meeting of shareholders, or to appoint another person as proxy to vote at the Willis Towers Watson court meeting of shareholders on their behalf, may be affected by the laws of the relevant jurisdictions in which they are located. Any failure to comply with the applicable restrictions may constitute a violation of the securities laws of any such jurisdiction. To the fullest extent permitted by applicable law, the companies and persons involved in the Proposed Combination disclaim any responsibility or liability for the violation of such restrictions by any person. This document includes certain financial measures that are not presented in accordance with generally accepted accounting principles in the United States (“GAAP”). These non-GAAP financial measures are not based on any standardized methodologies prescribed by GAAP and are not necessarily comparable to similarly titled measured presented by other companies. These measures should not be considered in isolation or as an alternative to GAAP financial measures, which can be found at www.aon.com. Except in relation to certain non-GAAP financial performance measures discussed above, the financial information included in this document and the Scheme documentation has and will be prepared in accordance with GAAP. NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION, IN WHOLE OR IN PART, IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OR REGULATIONS OF SUCH JURISDICTION.

Aon to Combine with Willis Towers Watson To Accelerate Innovation on Behalf of Clients Complementary Capabilities Accelerate Proven Aon United Growth Strategy Aligns Aon United and Willis Towers Watson growth strategies to accelerate innovation from both organizations to benefit clients Combines diverse colleague experience and shared values to drive distinctive outcomes for clients Enables delivery of complementary capabilities that unlock new sources of value for all stakeholders Reinforces Focus on Financial Goals and Creates Shareholder Value Maintains ongoing commitment to long-term financial goals of mid-single-digit or greater organic revenue growth1 and double-digit free cash flow growth2,3 Accretive to Aon adjusted EPS in the first full year of combination and peak adjusted EPS accretion2 in the high teens after full realization of $800 million of expected pre-tax synergies4,5 Free cash flow is expected to breakeven3,4 in the second full year of combination and free cash flow accretion of over 10%3,4 after full realization of expected synergies4,5 Willis Towers Watson shareholders will receive 1.08 Aon shares for each Willis Towers Watson share, which represents a 16.2% premium to Willis Towers Watson’s closing share price on March 6, 2020 Pro forma combined equity value of approximately $80 billion6; before anticipated creation of over $10 billion of expected shareholder value, from the capitalized value of expected pre-tax synergies4,5 and net of expected one-time transaction, retention and integration costs7 1. See slide 5. Reflects performance from continuing operations. Organic revenue growth is a non-GAAP financial measure, which should not be considered in isolation or as an alternative to GAAP financial measures. 2. See slide 5. Statements in this document that the Proposed Combination is accretive to adjusted EPS should not be interpreted to mean that Aon UK, Aon Ireland or Willis Towers Watson earnings per share in the current or any future financial period will necessarily match or be greater than those for the relevant preceding financial period. Adjusted EPS is a non-GAAP financial measure, which should not be considered in isolation or as an alternative to GAAP financial measures. 3. See slide 5. There are various material assumptions underlying the synergies and other cost reduction statements in this document which may result in the synergies and other cost reductions being materially greater or less than estimated. The estimates should therefore be read in conjunction with the bases and assumptions for these synergy numbers which are set out in Appendix I of the Rule 2.5 Announcement. Free cash flow is a non-GAAP financial measure, which should not be considered in isolation or as an alternative to GAAP financial measures. 4. See slide 5. This statement should not be construed as a profit forecast or interpreted to mean that Willis Towers Watson, Aon UK or Aon Ireland’s profits or earnings in the first full year following the Proposed Combination, or in any subsequent period, will necessarily match or be greater than or be less than those of Willis Towers Watson, Aon UK and/or Aon Ireland for the relevant preceding financial period or any other period. 5. See slide 5. ~73% from the consolidation of business and central support functions and ~27% from the consolidation of infrastructure related to technology, real estate, and third-party contracts, see the Rule 2.5 Announcement for further details 6. Based on market capitalization of Aon UK, based on the closing price of Aon UK ordinary shares of $214.81 on March 6, 2020, and the equity value of Willis Towers Watson implied by the Proposed Combination. 7. Aon anticipates the cost to achieve expected synergies will be $1.4 billion, excluding transaction costs of approximately $200 million and retention costs of up to $400 million. Retention costs are subject to Irish Takeover Panel approval. 6

Bringing Together Two Firms With A History of Innovation

Serving Clients Globally Across Risk, Retirement, and Health Combines diverse colleague experience and ~95,000 colleagues globally shared values accelerating innovation to benefit to drive distinctive outcomes for clients clients across risk, retirement and health After completion of the Dublin transaction, the firm will go to Chicago London market under the Aon brand Operating company headquarters in London New York Singapore Parent company incorporated in Ireland following the reorganization of Aon, expected prior to the transaction Significant presence in Chicago, New York, Singapore Expect to leverage regional business service hubs and service centers to capture operating efficiency in support functions

Our Aon United Growth Strategy – A Shared Vision for the Future Aon United Strategy To Deliver Client Value Shared vision to bring the best of our combined firm to clients on the topics of people, risk and capital; allowing us to win more and do more with clients Accelerated Investment in Innovation and New Solutions Technology-enabled analytics platform, coupled with world-class expertise across risk, retirement and health will accelerate the creation of new solutions that more efficiently match available capital with previously unmet client need Next Generation Client Service to Address Unmet Needs Shared belief in unlocking new sources of client value and delivering unique insights to enable better client decisions Aon Business Services Drives Operational Excellence Highly-efficient, global platform to create differentiated experience by providing client facing colleagues more capacity to address client need and optimizes operations and drives productivity for the future firm

Robust Combined Financial Profile1 Aon Combined firm has Willis Willis high recurring revenue Towers Towers and a focus on converting ($ billions, FY 2019) Aon Watson Watson each dollar of revenue into Total Revenue $11.0 $9.1 $20.1 the highest level of free cash flow Adjusted Operating $3.0 $1.9 $4.9 Income2 Maintaining ongoing commitment to long-term financial goals of Adjusted Net Income2 $2.2 $1.4 $3.6 mid-single-digit or greater organic revenue growth2 and double-digit FCF growth2 Free Cash Flow2 $1.6 $0.8 $2.4 1 Based on 2019 reported financials. 2 See slide 5. Reflects performance from continuing operations. Organic revenue growth, adjusted operating income, adjusted net income and free cash flow are non-GAAP financial measures, which should not be considered in isolation or as an alternative to GAAP financial measures. 10

Key Transaction Terms Combination Each Willis Towers Watson share will be exchanged for 1.08 shares of Aon at Structure a fixed exchange ratio Aon shareholders to own approximately 63% of Aon and Willis Towers Watson shareholders to own approximately 37% on a fully diluted basis Total consideration of $231.99 per Willis Towers Watson share based on Aon’s closing stock price on March 6, 2020. Implies a premium of 16.2% to Willis Towers Watson’s closing share price on March 6, 2020 The transaction will be effected by an Irish scheme of arrangement Credit Rating Expect to maintain Aon’s current credit rating Structure & Upon completion of the transaction, the firm will go to market under the Aon brand Governance Aon will maintain operating headquarters in London, United Kingdom. John Haley, CEO of Willis Towers Watson, will take on the role of Executive Chairman with a focus on growth and innovation strategy The combined firm will be led by Aon CEO, Greg Case and Aon CFO, Christa Davies along with a highly experienced and proven leadership team that reflects the complementary strengths and capabilities of both organizations The Board of Directors will comprise proportional members from Aon and Willis Towers Watson’s current directors Timing Expect the transaction to close in the first half of 2021, subject to regulatory and shareholder approvals and other customary closing conditions

Transaction is Expected to Create Significant Shareholder Value

Accretive to Aon adjusted EPS[1,2] in year one and peak adjusted EPS accretion in the high teens after full realization of expected synergies[3]

Free cash flow[1,4] expected to breakeven in second year, with free cash flow accretion of over 10%
after full realization of expected synergies[3]

$800 million annual pre-tax cost synergies[3]
expected by the third full year

Over $10 billion expected shareholder value creation[6],
net of $2.0 billion in expected transaction, retention and integration costs[7]

Maintaining guidance for
mid-single-digit or greater organic revenue growth[1] and double-digit FCF growth[4]

Committed to maintaining current Aon credit rating

$20B
2019 pro-forma revenue

$90B
Combined Equity Value & Value Creation[6]

$2.4B
2019 pro-forma Free Cash Flow

1. See slide 5. Adjusted EPS, organic revenue growth and free cash flow are non-GAAP financial measures, which should not be considered in isolation or as an alternative to GAAP financial measures.
2. See slide 5. Statements in this document that the Proposed Combination is accretive to adjusted EPS should not be interpreted to mean that Aon UK, Aon Ireland or Willis Towers Watson earnings per share in the current or any future financial period will necessarily match or be greater than those for the relevant preceding financial period.
3. See Slide 5 ~73% from the consolidation of business and central support functions and ~27% from the consolidation of infrastructure related to technology, real estate, and third-party contracts, see the Rule 2.5 Announcement for further details.
4. See slide 5. This statement should not be construed as a profit forecast or interpreted to mean that Willis Towers Watson, Aon UK or Aon Ireland's profits or earnings in the first full year following the Proposed Combination, or in any subsequent period, will necessarily match or be greater than or be less than those of Willis Towers Watson, Aon UK and/or Aon Ireland for the relevant preceding financial period or any other period. Free cash flow is a non-GAAP financial measure, which should not be considered in isolation or as an alternative to GAAP financial measures. Based on market capitalization of Aon UK, based on the closing price of Aon ordinary shares of $214.81 on March 6, 2020, and the equity value of Willis Towers Watson as implied by the Proposed Combination.
5. See Slide 5. ~73% from the consolidation of business and central support functions and ~27% from the consolidation of infrastructure related to technology, real estate, and third-party contracts, see the Rule 2.5 Announcement for further details.
6. Based on the capitalized value of $800m of expected pre-tax synergies, based on the blended 2020 price to earnings ratio of Willis Towers Watson and Aon UK on March 6, 2020, net of $2.0 billion in expected transaction, retention and integration costs. See slide 5. There are various material assumptions underlying the synergies and other cost reduction statements in this document which may result in the synergies and other cost reductions being materially greater or less than estimated. The estimates should therefore be read in conjunction with the bases and assumptions for these synergy numbers which are set out in Appendix I of the Rule 2.5 Announcement.
7. Aon anticipates the cost to achieve expected synergies will be $1.4 billion, excluding transaction costs of approximately $200 million and retention costs of up to $400 million. Retention costs are subject to Irish Takeover Panel approval.

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Expect $800M Synergies, Accretive to Aon Adjusted EPS[1] in Year One and Accretive to Free Cash Flow[1] After Full Realization of Synergies[2]

$ millions	Year 1	Year 2	Year 3	Long-Term
Synergy[2] Impact *% realized*	**$267** 33%	**$600** 75%	**$800** 100%	**$800** 100%
Integration Costs	**($700)**	**($490)**	**($210)**	**N/A**
Retention	**Up to $400 spread evenly over 3 years**			**N/A**
Impact to Adjusted EPS[1]	**Aon: 0 – 5% Accretive**	**5 – 10% Accretive**	**10 – 15% Accretive**	**High Teens Accretive**
Impact to FCF[1]	**Dilutive**	**Neutral**	**5 – 10% Accretive**	**10%+ Accretive**

- Expect $800 million of annual pre-tax synergy savings[2]
- Expect total integration costs of ~$1.4 billion, with ~20% absorbed in operating expenses
- Expect retention costs of up to $400 million spread evenly over 3 years, absorbed in operating expenses
- Combined firm will maintain guidance of mid-single-digit or greater organic revenue growth
- Transaction is accretive to Aon adjusted EPS in year one and expects peak adjusted EPS accretion in the high teens after full realization of expected synergies
- Transaction contributes to long-term, double-digit free cash flow growth for the combined firm, enabling ongoing investment in innovative content, capabilities, and client solutions
- The combined firm will continue to manage capital allocation using a disciplined, ROIC-based approach[4]
- Expect the transaction to close in the first half of 2021

1. See slide 5. Adjusted EPS and free cash flow are non-GAAP financial measures, which should not be considered in isolation or as an alternative to GAAP financial measures.
2. See slide 5. ~73% from the consolidation of business and central support functions and ~27% from the consolidation of infrastructure related to technology, real estate, and third-party contracts, see the Rule 2.5 Announcement for further details.
3. See slide 5. No statement in this document is intended to constitute a profit forecast for any period, nor should any statements be interpreted to mean that earnings or earnings per share will necessarily be greater or lesser than those for the relevant preceding financial periods for Aon or Willis Towers Watson as appropriate.
4. Return on Invested Capital (ROIC) is a non-GAAP measure.

No statement in this document constitutes an asset valuation. The Rule 2.5 Announcement contains further details of the sources of information and bases of calculations set out in this document. There are various material assumptions underlying the synergies estimate which may result in the synergies being materially greater or less than estimated. The estimates should therefore be read in conjunction with the bases and assumptions for these synergy numbers which are set out in Appendix I of the Rule 2.5 Announcement.

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Aon Management Has a Strong Record of Execution, Consistently Meeting or Exceeding Financial Commitments Aon United Growth Strategy Has Delivered Accelerated Organic Revenue Growth1 5% 6% Long-term track record of strong 4% 4% financial performance on key metrics, 3% 3% resulting in significant shareholder value creation 2014 2015 2016 2017 2018 2019 Demonstrated ability to execute on external commitments, such as Aon’s Track Record of Delivering Key Metrics increasing organic revenue growth and annual double-digit free cash flow 2009 2019 CAGR growth Total Revenue $7.6B $11.0B +4% Adjusted Combined leadership team has 1 $1.4B $3.0B +8% Operating Income proven experience integrating transformative transactions Adjusted EPS1 $3.11 $9.17 +11% Free Cash Flow1 $235M $1.6B +21% Stock Price2 $38 $208 +19% 1 See slide 5. Organic revenue growth, adjusted operating income, adjusted EPS and free cash flow are non-GAAP financial measures, which should not be considered in isolation or as an alternative to GAAP financial measures. 2 Share price as of December 31 in each year presented. 14

Aon Will Deliver More Value to All Stakeholders Strong combined growth profile as the new organization unites complementary expertise across risk, retirement and health to better understand client need and accelerate innovation With increased relevance to clients as the combined organization is better positioned to address unmet client need due to existing investments in technology-enabled analytics platforms and their deep bench of subject matter expertise across risk, retirement and health And new solutions in areas like cyber risk, intellectual property and climate risk that will begin to shift from one-off, bespoke solutions to scalable global solutions fueled by the shared insight and expertise of the new organization Operational strength of Aon Business Services platform enables more efficient integration capability, ongoing productivity improvements, and ability to deliver best practices globally Transaction is expected to create significant shareholder value: Accretion to Aon adjusted EPS1,2 in year one and peak adjusted EPS accretion in the high teens after full realization of expected synergies3,4 Free Cash Flow1,5 is expected to breakeven in year two and free cash flow accretion of over 10% is expected after full realization of expected synergies Ongoing commitment to a disciplined capital management approach based on Return on Invested Capital (ROIC). Strong cash flow ensures ability to invest or return to directly to shareholders 1. See slide 5. Adjusted EPS and free cash flow are non-GAAP financial measures, which should not be considered in isolation or as an alternative to GAAP financial measures. 2. See slide 5. Statements in this document that the Proposed Combination is accretive to adjusted EPS should not be interpreted to mean that Aon UK, Aon Ireland or Willis Towers Watson earnings per share in the current or any future financial period will necessarily match or be greater than those for the relevant preceding financial period. 3. See slide 5. There are various material assumptions underlying the synergies and other cost reduction statements in this document which may result in the synergies and other cost reductions being materially greater or less than estimated. The estimates should therefore be read in conjunction with the bases and assumptions for these synergy numbers which are set out in Appendix I of the Rule 2.5 Announcement. 4. See slide 5. ~73% from the consolidation of business and central support functions and ~27% from the consolidation of infrastructure related to technology, real estate, and third-party contracts, see the Rule 2.5 Announcement for further details. 5. See slide 5. This statement should not be construed as a profit forecast or interpreted to mean that Willis Towers Watson, Aon UK or Aon Ireland’s profits or earnings in the first full year following the Proposed 15 Combination, or in any subsequent period, will necessarily match or be greater than or be less than those of Willis Towers Watson, Aon UK and/or Aon Ireland for the relevant preceding financial period or any other period.

Investor Relations Aon Contact Info Willis Towers Watson Contact Info Leslie Follmer Rich Keefe leslie.follmer@aon.com rich.keefe@willistowerswatson.com Office: 312-381-3230 Office: 215-246-3961 Adam Klauss adam.klauss@aon.com Office: 312-381-1801